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                                                                     Exhibit 4.6
                                                                     -----------

                              AMENDMENT NO. 2 TO
                            STOCKHOLDERS AGREEMENT

      AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT, dated as of August 30, 1999 (this "Amendment") to that certain Stockholders Agreement dated as of July 27,
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1995, among Matthews Studio Equipment Group (the "Company"), ING Equity
                                                  -------
Partners, L.P.I ("ING"), and the Management Stockholders, as amended by
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Amendment No. 1 to the Stockholders Agreement, dated as of April 5, 1996, among the Company, ING and the Management Stockholders (as amended, the "Stockholders
                                                                   ------------
Agreement"), is made by and among the Company, ING, Carlos D. DeMattos
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("DeMattos") and The Carlos and Elena DeMattos Family Trust dated February 12,
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1991.  Capitalized terms used herein, except as otherwise defined herein, shall have the meanings given to such terms in the Stockholders Agreement.

     WHEREAS, DeMattos is the only remaining Management Stockholder under the Stockholders Agreement;

     WHEREAS, the Company, ING and DeMattos mutually desire to amend the Stockholders Agreement to modify the parties' obligations with respect to the size of the Company's Board of Directors;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Amendment to Stockholders Agreement.  The Stockholders Agreement is
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hereby amended as of the date hereof as follows.  Subsection (i) of Section
2.1(a) is hereby amended and restated in full as follows:

         "the number of directors on the Board of Directors shall be no less than seven nor more than nine: and"

     2.  No Implied Amendments.  Except as herein amended, the Stockholders
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Agreement shall remain in full force and effect and is ratified in all respects.
On and after the effectiveness of this Amendment, each reference in the Stockholders Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Stockholders Agreement in any other agreements, documents or instruments executed and delivered in connection with the Stockholders Agreement, shall mean and be a reference to the Stockholders Agreement, as amended by this Amendment.

     3.  Counterparts.  This Amendment may be executed by the parties hereto in
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several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                              Matthews Studio Equipment Group


                              By:    /s/   Carlos D. DeMattos
                                 ----------------------------------
                              Name:  Carlos D. DeMattos
                              Title: Chairman of the Board, Chief
                                     Executive Officer

                              ING Equity Partners, L.P.I
                              By:    Lexington Partners, L.P.,
                                     its general partner
                                     By:  Lexington Partners, Inc.,
                                          its general partner

                                          By:   /s/   Benjamin P. Giess
                                             ---------------------------
                                          Name:  Benjamin P. Giess
                                          Title:
                                                ------------------------

                                  /s/   Carlos D. DeMattos
                              -------------------------------------
                                  Carlos D. DeMattos


                              The Carlos and Elena DeMattos Family Trust dated February 12, 1991


                              By: /s/   Carlos D. DeMattos
                                 ----------------------------------
                                  Carlos D. DeMattos, as Trustee

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